Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iris Energy Limited
Sydney, NSW, Australia

We hereby consent to the incorporation by reference in this Amendment No. 2 (No. 333-267568) to the Registration Statement on Form F-1 of our report dated September 13, 2022, relating to the financial statements of Iris Energy Limited, appearing in the Annual Report on Form 20-F for the year ended June 30, 2022.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ArmaninoLLP
Dallas, Texas
November 21, 2022